SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2007

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

        Derma Sciences, Inc. (the “Registrant”) on November 8, 2007 privately sold 8,571,420 shares of the Registrant’s common stock (the “Common Stock”) at a price of $0.70 per share, together with 2,142,855 five-year warrants to purchase one share of Common Stock at the price of $0.77 (the “Warrant(s)”), to two institutional purchasers. The Common Stock and the Warrants were “bundled” with each purchaser receiving one Warrant for every four shares of Common Stock purchased. Neither the Common Stock nor common stock issuable upon exercise of the Warrants (the “Underlying Common Stock”) have been registered under the Securities Act of 1933 (the “Act”) and are being offered pursuant to the exemptions from registration set forth in section 4(2) of the Act and Regulation D, Rules 501-503 and 506 promulgated thereunder. The purchasers are “accredited investors” as this term is defined in Rule 501(a) of Regulation D. Neither the Common Stock nor the Underlying Common Stock may be reoffered or resold absent either registration under the Act or the availability of an exemption from registration requirements.

        The Registrant paid commissions to Oppenheimer & Co, Inc., a registered broker dealer, incident to the sale of the Common Stock and Warrants of 6% of the purchase price thereof, i.e. $360,000.

        Proceeds from the sale of the Common Stock and Warrants of $6.0 million, less commissions and other offering expenses of approximately $500,000, have been applied to the Registrant’s acquisition of substantially all of the assets of the first aid division of NutraMax Products, Inc. as well as the payment of acquisition related expenses. For a description of the Registrant’s acquisition of the assets of the first aid division of NutraMax Products, Inc., please refer to the Registrant’s current report on Form 8-K relative to the acquisition filed November 13, 2007.

        The Registrant has undertaken to file a registration statement relative to the Common Stock and Underlying Common Stock not later than January 7, 2008 and to use its best effort to cause the registration statement to be declared effective not later than March 5, 2008. In the event the Registrant does not file the registration statement or cause same to be declared effective by the aforesaid dates, the Registrant could incur damages at the rate of $2,000 for each day the filing or effective date of the registration statement is late up to a maximum of $600,000.

        The foregoing description in qualified in its entirety by the terms of the applicable securities purchase agreement and common stock purchase warrant attached hereto as Exhibits 10.01 and 10.02, respectively.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable (b) Not applicable (c) Not applicable (d) Exhibits:

10.01 – Form of Securities Purchase Agreement 10.02 – Form of Common Stock Purchase Warrant

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: November 12, 2007

EXHIBIT INDEX

10.01 – Form of Securities Purchase Agreement 10.02 – Form of Common Stock Purchase Warrant